PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") dated for reference purposes only as of May 23, 2005, is made by and between FF PARK LANE ASSOCIATES, L.P., a Texas limited partnership, hereinafter referred to as "Seller", and MAXUS REALTY TRUST, INC., a Missouri corporation, hereinafter referred to as "Purchaser", upon the terms, provisions and conditions set forth herein. The date this Agreement is executed by the last of Purchaser and Seller shall be the "Effective Date" hereof.

     IN CONSIDERATION of the mutual covenants and obligations of the parties set forth in this Agreement, Seller and Purchaser hereby agree as follows:

1. Purchase and Sale. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller, for the Purchase Price (as defined below), and on the terms and conditions set forth herein, the following:

     (a) Real Property. All that certain real property located in the City of Temple, State of Texas, having a property address of 3007 Antelope Trail, as more particularly described in Exhibit A attached hereto (the "Real Property");

     (b) Appurtenances. All rights, privileges, easements, hereditaments, tenements and rights-of-way appurtenant to, or used in connection with, the beneficial use and enjoyment of the Real Property, including, without limitation, all right, title and interest, if any, of Seller in and to all water rights, open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores or rights-of-way in, on, across, in front of, contiguous to, abutting, adjoining or otherwise benefiting the Real Property (collectively, the "Appurtenances");

     (c) Improvements. All improvements and fixtures located on the Real Property, excluding any fixtures owned by tenants or leased by Seller from third parties, but including all buildings and structures presently located on the Real Property and all apparatus, equipment and appliances owned by Seller and used in connection with the operation or occupancy of the Real Property, including, without limitation, all appliances located in the common areas, all heating and air conditioning systems, parking and recreational facilities, and refrigeration, ventilation or trash disposal facilities owned by Seller and located on the Real Property (collectively, the "Improvements");

     (d) Personal Property. All of the right, title and interest of Seller in and to all personal property owned by Seller and located on, in, or used in connection with, the Real Property and/or Improvements, including, without limitation, the items identified and described on Schedule I to Exhibit C attached hereto, except for those items owned by or leased from third parties as noted (the "Inventory");

     (e) Intangible Property. All of the right, title and interest of Seller in and to all intangible personal property owned by Seller and used in the ownership, use and operation of the Real Property, Improvements and/or Inventory, including, without limitation, the right to use any trademark and/or trade name used in connection with the Real Property or Improvements, all transferable licenses, permits, approvals, applications and warranties now in effect with respect to the Real Property, Improvements or Inventory; and all equipment leases, utility contracts,security or maintenance contracts and all other similar agreements including, but not limited to, those listed on Schedule I to Exhibit E attached hereto (collectively, the "Service Contracts"), and all other rights relating to the ownership, use and operation of the Property (as defined below) (collectively, the "Intangible Property"); and

     (f) Leases. All right, title and interest of Seller in and to all leases and other agreements to occupy the Real Property and/or the Improvements, or any portion thereof (collectively, the "Leases"), including, without limitation, the Leases identified and described on the rent roll attached hereto as Schedule I to Exhibit G (the "Rent Roll").

     All of the items described in Paragraphs 1 (a), (b), (c), (d), (e) and (f) above shall hereinafter be collectively referred to as the "Property".

2. Purchase Price. Purchaser agrees to pay as the purchase price for the Property Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) (the "Purchase Price").

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

     (a) Deposit. Within two (2) business days of the Effective Date, Purchaser shall deliver, by wire transfer or bank or cashier's check, at Purchaser's election, an amount equal to Fifty Thousand Dollars ($50,000.00) (the "Initial Deposit") to Chicago Title Insurance Company (the "Escrow Holder") 2001 Bryan Street, Suite 1700, Dallas, TX 75201, Attn: Ed Stout, phone: (214) 965-1693, fax: (214) 965-1623. The proceeds of the Deposit (as defined below) shall be deposited and held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement, and shall be credited against the Purchase Price if the transaction closes. All interest accruing on the Deposit shall be held for the account of Purchaser. The Deposit will become non-refundable to Purchaser, except upon Seller's default or as otherwise specifically provided herein, upon the expiration of the Due Diligence Period (as defined in Paragraph 5 hereinbelow) unless Purchaser has delivered a Disapproval Notice pursuant to and in accordance with Paragraph 5(c). If the Closing (defined in Paragraph 11(a)) does not occur, the Deposit shall be treated as provided in Paragraph 7 or 13, as applicable.

     (b) Loan Assumption. Subject to the requirements of Paragraph 6, at the Closing, Purchaser shall take title to the Property subject to the first mortgage loan (the "Existing Loan") originally of Lehman Brothers Bank, FSB ("Lender"), which has a balance of approximately $3,800,000. Purchaser shall replace and Seller shall receive credit for all existing escrows with the Lender at Closing. Purchaser shall pay all costs, fees and expenses incurred in connection with the assumption of the Existing Loan.

     (c) Additional Deposit. In the event the Purchaser approves the transaction during the Due Diligence Period, within 24 hours of the expiration of the Due Diligence Period or earlier acceptance of the condition of the Property, Purchaser shall deposit an additional amount equal to Fifty Thousand Dollars ($50,000.00) (the "Additional Deposit", which, together with the Initial Deposit, shall be referred to herein as the Deposit) which shall be non-refundable to Purchaser except in the event of Seller's default hereunder, or as otherwise expressly set forth herein.

     (d) Closing Payment. The balance of the Purchase Price, as adjusted by the application of the proceeds of the Deposit plus accrued interest thereon, the Existing Loan and by the prorations and credits specified herein, shall be paid in cash on the Closing Date (as hereinafter defined) (the amount to be paid under this subparagraph (d) being herein called the "Closing Payment").

4.   Title and Survey Matters.

     (a) Delivery of Survey and Title Documents. Seller shall deliver the following items to Purchaser within the time period set forth herein:

          (i) Survey. On or prior to the Effective Date, Seller shall provide Purchaser with a copy of the existing survey of the Property ("Existing Survey") currently in the possession of Seller. Purchaser, should it elect to or be required to do so, will order and pay for an update to the Existing Survey.

          (ii) Title. On or prior to the Effective Date, Seller shall provide Purchaser with a copy of the title report ("Existing Title Report") currently in the possession of Seller. Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, at Seller's sole cost and expense:

               (A) A current commitment for title insurance ("Commitment") covering the Property issued by Chicago Title (which company, also acting in its capacity as the Escrow Holder hereunder, is called the "Title Company");

               (B) True, correct, and best available copies of any and all instruments referred to in the Commitment as constituting exceptions or restrictions upon the title of Seller (the "Exceptions," and together with the Existing Survey and the Commitment, the "Title Documents").

     (b) Title and Survey Review; Approval Period. Purchaser shall have twenty-one (21) days from the Effective Date (the "Title Review Period") to review the Title Documents and to deliver in writing to Seller and the Title Company its disapproval of the Title Documents or portions thereof and/or such objections (the "Title Objections") as Purchaser may have to anything contained in the Title Documents. Purchaser's failure to timely notify Seller of its disapproval of all or certain of the Title Documents and/or the Title Objections, if any, within the Title Review Period shall constitute approval of the Title Documents, all exceptions and of the condition of title to the Property. If Title Objections are delivered to Seller and the Title Company by Purchaser, Seller shall have ten (10) days after receipt of Purchaser's Title Objections to give Purchaser, with respect to each Title Objection, (i) evidence satisfactory to Purchaser of the removal of the Title Objection or that the Title Objection will be removed or cured on or before the Closing Date (in which event such cure or removal shall be a condition precedent to Purchaser's obligation to proceed with the Closing); or (ii) notice that Seller elects not to remove or cure such Title Objection. Seller's failure to respond to Purchaser's Title Objections within the time period set forth herein shall be deemed an election by Seller not to remove or cure such Title

Objections. If Seller elects not to remove or cure any Title Objection, Purchaser shall, within five (5) days of Seller's election, either (i) waive such Title Objection and proceed with the Closing, or (ii) terminate this Agreement by written notice to Seller in which event the Deposit will be released to Purchaser in accordance with Paragraph 7 hereof. Purchaser's failure to deliver written notice of termination to Seller within the time period set forth above will be deemed to be a waiver of the Title Objections and election to proceed with the Closing.

     (c) Conditions of Title. At the Closing, Seller shall convey to Purchaser fee simple title insurable at standard rates to the Real Property and Improvements by good and sufficient Deed (as defined in Paragraph 11(d)(i)), subject to no exceptions other than those title exceptions permitted herein, or as may be approved by Purchaser, provided, however: (a) any exception as to taxes shall be limited to taxes for the current year and subsequent years that are not yet due and payable, and (b) any exception for rights of tenants in possession of the Property shall be limited to the rights of tenants in possession of the Property as shown on the Rent Roll, as tenants only (collectively, the "Permitted Exceptions").

     (d) Title Policy. Close of Escrow shall be conditioned upon the willingness of the Title Company to issue, upon payment of its normal premium, a Standard Coverage Owner's Policy of Title Insurance, together with such extended coverage and endorsements thereto as may be requested by Purchaser, with full coverage against mechanics' and materialmen's liens and without exclusion from coverage for creditors' rights or bankruptcy, insuring Purchaser in the amount of the Purchase Price that fee simple title to the Real Property and Improvements is vested in Purchaser, subject only to the Permitted Exceptions (collectively, the "Title Policy"). Purchaser, at its election, may pay the additional premium to obtain an ALTA Extended Coverage Owner's Policy.

5.   Due Diligence; Other Conditions Precedent to Agreement.

     (a) Due Diligence Information. Seller and Purchaser agree that Purchaser's obligation to proceed with the Closing is subject to satisfaction, approval or waiver by Purchaser, in its sole and absolute discretion, of all matters, including, but not limited to those pertaining to the physical, structural, environmental, financial, economic or zoning conditions with respect to the Property, in accordance with this Paragraph 5, on or before 5 p.m. Pacific Time on the date which is twenty one (21) days after the Effective Date (the "Due Diligence Period"). Purchaser acknowledges that Seller has delivered to Purchaser, on or prior to the Effective Date, the following items in Seller's possession (the "Due Diligence Items"):

          (i) Historical, financial and/or operating statements for the period of Seller's ownership of the Property and current real and/or personal property tax statements for the Property (collectively, the "Financial Statements");

          (ii) A list of the Inventory owned by Seller and used in connection with the ownership, operation and use of the Property to the extent to be conveyed to Purchaser hereunder;

          (iii) A current Rent Roll, to be updated and certified by Seller as true and correct at Closing, which shall indicate with respect to each Lease the leased premises, the tenant, rent, lease term, security deposit reconciliation and outstanding delinquencies, defaults or prepayments (if any);

          (iv) All environmental, soils or other studies or reports with respect to the environmental condition of the Property, including, without limitation, any Phase I Environmental Site Assessment reports that are in the possession of Seller; and any building plans and specifications in Seller's possession;

          (v) Any building permits or certificates of occupancy for the Improvements in the possession of Seller;

          (vi) All engineering reports, building and mechanical inspections made during Seller's ownership of the Property that are in the possession of Seller;

          (vii) All current Service Contracts and other contracts or agreements relating to the ownership, operation and maintenance of the Property that are in the possession or control of Seller. Purchaser shall notify Seller in writing prior to the expiration of the Due Diligence Period if Purchaser will require any Service Contracts to be cancelled at or prior to Closing. If Purchaser fails to provide such written notice to Seller prior to the expiration of the Due Diligence Period, then Purchaser shall be deemed to have approved all Service Contracts in place at the Property and will assume all Service Contracts at Closing. Seller shall be under no obligation to cancel or terminate any Service Contracts which are not cancelable, by their terms, on notice and without the payment of money;

          (viii) Copies of all non-residential Leases affecting the Property, and of the standard form of residential lease used in the operation of the Property;

          (ix) Loan documents for the Existing Loan (the "Existing Loan Documents"); and

          (x) Seller shall make all tenant leases, tenant correspondence and other leasing-related documentation, including, without limitation, tenant profiles or surveys (collectively the "Lease Documents"), available to Purchaser at the Property upon reasonable prior notice and during normal business hours throughout the Due Diligence Period.

All of the foregoing items described in this Paragraph 5(a) shall be hereinafter collectively referred to as the "Due Diligence Items."

     (b) Entry; Inspection. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property, in accordance with the terms and conditions of this Paragraph 5(b), in order for Purchaser to conduct such inspections, tests and studies as Purchaser may elect of the physical condition of the Property, including, without limitation, inspection and testing for the presence of hazardous materials, and for structural, mechanical, seismic, electrical and other physical and environmental conditions and/or characteristics of the Property. Such access, inspections, tests and studies shall be permitted and conducted on the following terms and conditions:

          (i) Purchaser shall pay for all inspections, tests and studies ordered by

Purchaser  and  provide   Seller  with  copies  of  the  findings  of  any  such
inspections, tests and studies.

          (ii) In connection with any entry by Purchaser or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize interference with Seller's business on, and Seller's tenants' occupancy of, the Property.

          (iii) Purchaser shall indemnify and hold Seller harmless from and against all costs, expenses, damages, liabilities, liens or claims, including, without limitation, attorneys' fees and court costs, directly related to any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing inspections, tests and/or inquiries provided for under this Agreement, or resulting from any conditions on the Property created by Purchaser's entry and testing (but not including any claims resulting from the discovery or disclosure of pre-existing physical or environmental conditions or the non-negligent aggravation of pre-existing physical or environmental conditions on, in, under or about the Property). The foregoing indemnity shall survive the Closing Date or earlier termination of this Agreement for a period of nine (9) months.

     (c) Due Diligence Review; Approval. Purchaser shall promptly commence, and shall diligently and in good faith pursue, its due diligence reviews hereunder within the Due Diligence Period. If, prior to the expiration of the Due Diligence Period, based upon such review, examination or inspection, Purchaser determines in its sole and absolute discretion that it no longer intends to acquire the Property, then Purchaser shall promptly notify Seller of such determination in writing ("Disapproval Notice") whereupon this Agreement, and the obligations of the parties to purchase and sell the Property hereunder, shall terminate. If Purchaser fails to deliver the Disapproval Notice to Seller on or before the expiration of the Due Diligence Period, Purchaser shall be deemed to have approved of all of the foregoing matters, the Deposit shall be non-refundable to Purchaser, except in the event of Seller's default or as otherwise specifically provided herein, and the transaction shall proceed to the Closing. In the event Purchaser sends Seller the Disapproval Notice on or prior to the expiration of the Due Diligence Period, this Agreement shall terminate and the Deposit shall be released to Purchaser in accordance with the provisions of Paragraph 7 hereof.

     (d) Other Purchaser Conditions Precedent. In addition to Purchaser's approval of its due diligence reviews as provided in Paragraph 5(c) above, Seller and Purchaser agree that Purchaser's obligation to proceed with the Closing is subject to the satisfaction or waiver by Purchaser of the following conditions at or prior to the Closing:

          (i) Seller shall have delivered those items described in Paragraph 11(d) hereof as provided in this Agreement;

          (ii) Title Company shall be irrevocably committed to issue the Title Policy pursuant to Paragraph 4 hereof; and

          (iii) Each representation and warranty made by Seller in this Agreement shall be true, accurate and complete in all material respects as of the Closing Date.

     (e) Seller's Conditions Precedent. In addition to all other conditions to Seller's obligations in this Agreement, Seller and Purchaser agree that Seller's obligation to proceed with the Closing is subject to the satisfaction or waiver by Seller of the following conditions at or prior to the Closing:

          (i) Purchaser shall have deposited the Closing Payment into escrow;

          (ii) Purchaser shall have delivered those items described in Paragraph 11(e) hereof as provided in this Agreement; and

          (iii) Each representation and warranty made by Purchaser in this Agreement shall be true, accurate and complete in all material respects of as of the Closing Date.

     (f) Waiver of Conditions Precedent. The conditions set forth in Paragraphs 5(a), (b), (c) and (d) and 11(d) are for the exclusive benefit of Purchaser and the conditions set forth in Paragraph 5(e) and 11(e) are for the exclusive benefit of Seller. If any of the conditions set forth in this Agreement have not been satisfied or waived within the period expressly provided herein, this Agreement may be terminated by written notice delivered by the party benefiting from such condition to the other party, in which event, the Deposit shall be released to the terminating party in accordance with Paragraph 7 hereof. The Closing pursuant to this Agreement shall be deemed a waiver by Purchaser of all unfulfilled conditions hereunder benefiting Purchaser and a waiver by Seller of all unfulfilled conditions hereunder benefiting Seller.

6. Loan Assumption Contingency. Purchaser shall review the terms and conditions of the Existing Loan Documents and apply with the Lender for the assumption of the Existing Loan within two (2) weeks after the Effective Date. Purchaser shall then have four (4) months ("Assumption Approval Period") in which it will proceed and continue in good faith to obtain a written conditional commitment from Lender for the assumption of the Existing Loan by Purchaser with no change in the terms and conditions of the Existing Loan, except such changes as are acceptable to Purchaser in its reasonable discretion ("Assumption Approval"). Seller shall reasonably cooperate with Purchaser in connection with Purchaser's efforts to obtain Assumption Approval. If Lender fails to deliver Assumption Approval in the Assumption Approval Period or denies Purchaser's assumption of the Existing Loan, for any reason other than (a) Purchaser's failure to provide Lender with any requested information in a timely manner, or (b) Lender's disapproval of Purchaser additional debt or equity financing as set forth below, then this Agreement shall terminate and the Deposit shall be released to Purchaser in accordance with Paragraph 7 hereof. Failure to obtain Assumption Approval does not include a denial based on Lender's disapproval of Purchaser's attempt to obtain additional debt or equity financing for the proposed purchase, or Purchaser's failure to obtain such debt or equity financing.

7. Termination of Agreement. If this Agreement is terminated pursuant to a termination right expressly set forth herein, then (a) within five (5) business days following such termination, Purchaser shall deliver to Seller all of the Due Diligence Items and upon Seller's receipt of the Due Diligence Items and any third party reports ordered or updated by Purchaser, Escrow Holder shall immediately release to Purchaser the Deposit, plus all interest earned thereon, if any; (b) all documents deposited with the Escrow Holder by Purchaser shall be returned to Purchaser, and all documents deposited with Escrow Holder by Seller shall be returned to Seller; (c) no Broker's Fee shall be payable to Broker; (d) the parties shall equally share any cancellation fee of the Escrow Holder, and
(e) neither party shall have any further obligations to the other hereunder, except for those obligations and indemnities which are expressly made to survive the termination.

8.   Representations and Warranties.

     (a) Seller's Representations and Warranties. Seller represents and warrants to Purchaser as follows:

          (i) To Seller's Actual Knowledge, the Rent Roll is true and correct in all material respects.

          (ii) To Seller's Actual Knowledge, as of the Effective Date, Seller has received no notice from any governmental authority with jurisdiction over the Property of any current violation by the Property of any laws, ordinances or regulations applicable to the Property, and Seller is in compliance with any past notices of past violations. Seller shall immediately provide Purchaser with a copy of any such notices received after the Effective Date.

          (iii) To Seller's Actual Knowledge, there is no material litigation pending or threatened against Seller that arises out of the ownership of the Property that will not be disposed of prior to Closing.

          (iv) To Seller's Actual Knowledge, no condemnation or eminent domain proceedings are pending or threatened against the Property.

          (v) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas.

          (vi) This Agreement and all documents executed by Seller that are to be delivered to Purchaser at the Close of Escrow are, or at the time of Close of Escrow will be, duly authorized, executed and delivered by Seller, and are, or at the time of Close of Escrow will, be legal, valid and binding obligations of Seller, and do not, and at the time of Close of Escrow, will not, violate any provisions of any contract or judicial order to which Seller is a party or to which Seller is subject.

          (vii) All Due Diligence Items (including, without limitation, the Leases and the Service Contracts) provided to Purchaser are true, correct and complete copies of such items. None of the Due Diligence Items provided to Purchaser has been amended or modified except as disclosed to Purchaser.

          (viii) There are no contracts or agreements relating to the ownership, operation and maintenance of the Property that will survive the Closing, other than the Service Contracts that Purchaser elects, or is deemed to have elected, to assume at Closing.

For the purposes of this Agreement, whenever the phrase "to Seller's Actual Knowledge" is used, then it shall be deemed to refer to the actual knowledge of Seller's asset manager and Seller's property manager for the Property, without such person undertaking any investigation.

     (b) Purchaser's Representations and Warranties. Purchaser hereby represents and warrants that:

          (i) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the state of its formation, with full right, power and authority to take title to the Property and to enter into and otherwise perform and comply with the terms of this Agreement.

          (ii) This Agreement and all documents executed by Purchaser that are to be delivered to Seller at Close of Escrow are, or at the time of Close of Escrow will be, duly authorized, executed and delivered by Purchaser. This Agreement and all documents executed by Purchaser that are to be delivered to Seller on the Closing Date are, or at Close of Escrow will be, legal, valid and binding obligations of Purchaser and do not, and at the time of Close of Escrow will not, violate any provisions of any contract or judicial order to which Purchaser is a party or to which Purchaser is subject.

     (c) Survival. Any cause of action of a party for a breach of the representations and warranties described in Paragraphs 8(a) and (b) above shall survive for a period of nine (9) months from the Closing Date (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof for which a claim has not been filed) shall terminate. The Survival Period shall only apply to those representations and warranties described in Paragraphs 8(a) and (b) and where elsewhere expressly stated to apply in this Agreement.

9. Seller's Covenants. Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller covenants and agrees as follows:

     (a) Seller shall continue to maintain, operate and lease the Property in the same manner in which Seller is currently operating, maintaining and leasing the Property.

     (b) Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property.

     (c) Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of the Property or any interest therein or part thereof, nor shall Seller initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations applicable to the Property.

     (d) At Closing, Seller shall cause all units vacant as of seven (7) days prior to the Closing Date to be placed in a rent ready condition. As used herein, the term rent ready condition shall mean in the condition that units are typically delivered to new tenants at the Property, broom clean and with all appliances operational.

10. PROPERTY SOLD AS-IS. (i) Purchaser hereby agrees that approval or deemed approval of the Property by failure to deliver a Disapproval Notice shall constitute an acknowledgment that Purchaser (a) has concluded whatever studies, tests, and investigations Purchaser desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental organization having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Purchaser deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Commitment and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Purchaser has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990 or the Fair Housing Act of 1968, as amended) may not have been revealed by such investigation; and (e) that Seller has given Purchaser every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Purchaser deems material to the purchase of the Property.

          (ii) Except as otherwise expressly provided in Paragraph 8(a) above, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans with Disabilities Act of 1990, Fair Housing Act of 1968 (as amended) or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Purchaser, moreover, acknowledges
     (i) that Seller did not develop or construct the Property, (ii) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property and (iii) that Purchaser is not relying upon any representations and warranties, other than those specifically set forth in Paragraph 8(a) above, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value. Purchaser further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of it's own accounting, tax, legal, architectural, engineering, property management and other advisors. Purchaser agrees that the Property is to be sold to and accepted by Purchaser in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

          (iii) Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Paragraphs 8(a) and 9 above, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

         Purchaser's Initials:   /s/ JWA
                               ----------
11. Closing.

     (a) Close of Escrow. The closing of the purchase and sale of the Property pursuant to this Agreement (the "Closing") shall take place through Escrow (as defined below) at the office of the Escrow Holder twenty one (21) days after the receipt of Assumption Approval or such other date as Purchaser and Seller may mutually agree in writing (the "Closing Date"). The Closing Date may not be extended without the prior written approval of both Seller and Purchaser.

     (b) Intentionally Omitted.

     (c) Payment of the Purchase Price. The Purchase Price shall be paid, and all documents necessary for the consummation of the purchase and sale transaction contemplated hereby shall be executed and delivered on or before the Closing Date, and Seller shall deliver possession of the Property to Purchaser on the Closing Date.

     (d) Seller's Deliveries. On or before the Closing Date (or within such timeframe as may be more specifically provided below), Seller shall cause to be delivered into Escrow (except as specifically noted) the following documents:

          (i) The Deed in the form of Exhibit B attached hereto duly executed by
     Seller  and  acknowledged,   conveying  to  Purchaser  the  Real  Property,
     Appurtenances and Improvements described in Exhibit A in fee simple;

          (ii) The Bill of Sale duly executed by Seller, in the form of Exhibit C attached hereto;

          (iii) Two (2) counterparts of the Assignment and Assumption of Leases duly executed by Seller, assigning and conveying to Purchaser the Seller's interest in, to and under the Leases, in the form of Exhibit D attached hereto;

          (iv) Originals of all Leases (and all amendments thereto, if any, and all records and correspondence relating thereto) and Lease Documents in Seller's possession or control covering the Property or any portion thereof (to be delivered outside of Escrow), together with a Certificate of Rent Roll dated as of the Closing Date, in the form of Exhibit G attached hereto;

          (v) Two (2) counterparts of the Assignment and Assumption of Contracts and Intangibles duly executed by Seller, assigning and conveying to Purchaser Seller's interest in, to and under the Service Contracts to be continued by Purchaser after the Closing and the Intangible Property, in the form attached hereto as Exhibit E;

          (vi) Originals or copies of all Service Contracts in the possession or control of Seller (to be delivered outside of Escrow) to be continued by Purchaser after the Closing;

          (vii) A notice to tenants at the Property duly executed by Seller, in the form attached hereto as Exhibit F;

          (viii) An affidavit sworn by an officer of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the IRC;

          (ix) Such organization and formation documents, resolutions, authorizations, certificates of incumbency, certificates of good standing, and other documentation with respect to Seller as Escrow Holder may require in order to cause the Closing to occur or as the Title Company may require in order issue the Title Policy;

          (x) To the extent in the possession or control of Seller, all keys for the Property with identification of the lock to which each such key relates (to be delivered outside of Escrow);

          (xi) A closing statement prepared in writing by Escrow Holder and approved in writing by Seller; and

          (xii) Any other documents, instruments, records, correspondence or agreements called for hereunder which have not previously been delivered, or which are reasonably required by Escrow Holder or otherwise to close the Escrow and consummate the purchase of the Property in accordance with the terms hereof.

     (e) Purchaser Deliveries. On or before the Closing Date (or within such timeframe as may be more specifically provided below), Purchaser shall cause to be delivered into Escrow (except as specifically noted) the following documents:

          (i) The Closing Payment;

          (ii) Two (2) counterparts of the Assignment and Assumption of Leases duly executed by Purchaser, in the form of Exhibit D attached hereto;

          (iii) Two (2) counterparts of the Assignment of Contracts and Intangibles duly executed by Purchaser, in the form attached hereto as Exhibit E;

          (iv) Such corporate, partnership or other organization or formation documents, resolutions, authorizations, certificates of incumbency, certificates of good standing, and other documentation with respect to Purchaser as Escrow Holder may require in order to cause the Closing to occur or as the Title Company may require in order to issue the Title Policy;

          (v) A closing statement prepared by Escrow Holder and approved in writing by Purchaser; and

          (vi) Any other documents, instruments, records, correspondence or agreements called for hereunder which have not previously been delivered, or which are reasonably required by Escrow Holder or otherwise to close the Escrow and consummate the purchase of the Property in accordance with the terms hereof.

     (f) Delivery of Title Policy. At the Close of Escrow, the Title Company shall deliver to Purchaser the Title Policy in accordance with Paragraph 4(d).

     (g) Title Charges; Closing Fees and Costs. Seller shall pay the premium for the Standard Coverage Owner's Title Policy. Purchaser shall pay the incremental premium cost of any extended coverage and any endorsements to the Title Policy requested by Purchaser. Seller shall pay any transfer taxes, sales taxes or similar taxes. Recording fees and all other costs and charges of the escrow for the sale shall be split equally between Purchaser and Seller.

     (h) Prorations. Rents actually collected for the month in which the Closing occurs, regardless of the timing of collection, payments made under the Service Contracts, and real and personal property taxes shall be prorated at the Close of Escrow effective as of the Closing Date. Purchaser shall be entitled to a credit against the Purchase Price for the total sum of all security deposits paid to Seller by tenants under any Leases affecting the Property, as disclosed on the Rent Roll. If the Close of Escrow occurs before the tax rate is fixed for the then current year, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation but any difference in ad valorem taxes for the year of sale actually paid by Purchaser shall be adjusted between the parties upon receipt of written evidence of the payment thereof, provided such adjustment is completed within sixty (60) days after the Closing. Notwithstanding the foregoing, Seller and Purchaser hereby agree that if any of the aforesaid prorations, other than the tax proration, cannot be calculated accurately on the Closing Date, then the same shall be calculated using the most accurate estimates available on the Closing Date and re-calculated once actual numbers are available, provided, however, that any such re-calculations must be completed and delivered in writing to the party to be charged, within thirty (30) days after the Closing Date.

     (i) Delinquent Rents. Any monies collected by Purchaser after Closing from a tenant who is more than thirty (30) days delinquent in payment of rent as of the Closing Date shall be applied in the following order of priority, with respect to the applicable lease: (i) first, to any rent then due to Purchaser for the month in which the Closing occurs or any subsequent months; (ii) second, to pay reasonable outside collection costs incurred by the party collecting such rent; and (iii) third, to Seller to the extent of any rents delinquent as of the Closing Date.

12.  Escrow Instructions.

     (a) Deposit of Purchase Agreement in Escrow. Within two (2) days after the Effective Date, the parties shall deposit an executed copy of this Agreement (or a fully executed copy in counterparts) with Escrow Holder, and Purchaser shall concurrently therewith place the Initial Deposit with Escrow Holder. Escrow Holder shall promptly execute this Agreement upon receipt of this Agreement and the Initial Deposit and, thereupon, escrow hereunder (the "Escrow") shall be established. This Agreement shall serve as the instruction to Escrow Holder to consummate the purchase and sale contemplated hereunder. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be reasonably appropriate to enable Escrow Holder to comply with the terms of this Agreement in the form of an amendment to this Agreement. The transactions contemplated herein shall be consummated through Escrow. "Close of Escrow" shall occur on the Closing Date.

     (b) Conditions to Close. Escrow Holder shall close the Escrow on the Closing Date by (i) causing the Deed to be recorded in the Recorder's Office of the county in which the Property is located, and (ii) delivering the Closing Payment and the Deposit to Seller and the other funds and documents as provided in this Agreement, WHEN AND ONLY WHEN each of the following conditions have been satisfied:

          (i) All funds and documents have been delivered to Escrow Holder; and

          (ii) Title Company is prepared to deliver the Title Policy.

     (c) Distribution of Funds and Documents. Unless this Agreement terminates as provided herein, all funds received by Escrow Holder shall be, until Close of Escrow, kept on deposit and invested. Interest accruing to such account prior to the Close of Escrow shall be for the account of Purchaser. Interest accruing on all sums due Seller after the Close of Escrow shall be for the account of Seller. All disbursements by Escrow Holder to Seller shall be made by federal wire transfer in accordance with wiring instructions to be given by Seller prior to the Closing Date. Upon Close of Escrow:

          (i) Escrow Holder shall disburse the Closing Payment and the Deposit to Seller.

          (ii) Escrow Holder shall cause the recorded Deed to be delivered to Purchaser.

          (iii) Escrow Holder shall deliver all other items deposited into Escrow to the party entitled thereto or benefited thereby.

13.  Default.

     (a) Default by Purchaser; Limitation on Liability; Liquidated Damages. SELLER AND PURCHASER EXPRESSLY ACKNOWLEDGE AND AGREE THAT IF CLOSING FAILS TO OCCUR SOLELY AS THE RESULT OF A DEFAULT UNDER THIS AGREEMENT BY PURCHASER, AND IF ALL OTHER CONDITIONS TO SELLER'S OBLIGATIONS TO CONSUMMATE THE PURCHASE OF THE PROPERTY TO BE SATISFIED AS OF THE DATE OF SUCH DEFAULT HAVE BEEN SATISFIED AT THE TIME OF SUCH DEFAULT, (i) SELLER WILL BE MATERIALLY DAMAGED, (ii) IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE AT THIS TIME TO ESTIMATE THE AMOUNT OF SUCH DAMAGE, AND (iii) AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. ACCORDINGLY, SELLER AND PURCHASER AGREE THAT IN THE EVENT OF SUCH A DEFAULT BY

PURCHASER, AND CONDITIONED ON ALL OTHER CONDITIONS TO SELLER'S OBLIGATIONS TO CONSUMMATE THE PURCHASE OF THE PROPERTY BEING FULFILLED AT THE TIME OF SUCH DEFAULT, THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES FOR SUCH DEFAULT. THE ESCROW HOLDER IS HEREBY INSTRUCTED BY SELLER AND PURCHASER TO DELIVER THE DEPOSIT TO SELLER IN SUCH EVENT, AND SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, AND SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR ANY OTHER RELIEF TO WHICH SELLER MAY OTHERWISE BE ENTITLED UNDER THIS AGREEMENT OR UNDER THE LAW, AND SELLER HEREBY WAIVES ANY RIGHT TO SPECIFIC PERFORMANCE OR DAMAGES HEREUNDER, EXCEPT THAT SELLER SHALL BE ENTITLED TO EXERCISE ANY RIGHTS OR REMEDIES IT MAY HAVE BY VIRTUE OF ANY INDEMNITY CREATED OR GRANTED HEREIN OR ARISING FROM PURCHASER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:         Seller:  /s/ GAF                Purchaser: /s/ JWA
                           -------                           -------

     (b) DEFAULT BY SELLER; OTHER FAILURE TO CONSUMMATE AGREEMENT. IF CLOSING FAILS TO OCCUR SOLELY AS A RESULT OF (i) A DEFAULT BY SELLER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, OR (ii) THE FAILURE OF A CONDITION BENEFITING PURCHASER BECAUSE SELLER FRUSTRATED SUCH FULFILLMENT BY SOME
AFFIRMATIVE ACT OR NEGLIGENT OMISSION, AND IF ALL OTHER CONDITIONS TO PURCHASER'S OBLIGATIONS TO CONSUMMATE THE SALE OF THE PROPERTY TO BE SATISFIED AS OF THE DATE OF SUCH DEFAULT OR FAILURE OF CONDITION HAVE BEEN SATISFIED AT THE TIME OF SUCH DEFAULT OR FAILURE, THEN, UPON NOTICE BY PURCHASER TO SELLER AND ESCROW HOLDER TO THAT EFFECT, PURCHASER SHALL ELECT, IN PURCHASER'S SOLE DISCRETION, TO EITHER (I) TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT (PLUS ACCRUED INTEREST) IN WHICH EVENT (A) SELLER SHALL PAY THE CANCELLATION CHARGES OF ESCROW HOLDER, (B) NO BROKER'S FEE SHALL BE EARNED, AND (C) THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, OTHER THAN PURSUANT TO ANY PROVISION HEREOF WHICH EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT; or (II) SUE FOR SPECIFIC PERFORMANCE.

INITIALS:         Seller:  /s/ GAF                Purchaser: /s/ JWA
                           -------                           -------

14.  Loss by Fire or Other Casualty; Condemnation.

     (a) Casualty. If, prior to the Closing Date, part of the Property is materially damaged or destroyed by fire or other casualty loss, Seller shall restore the Property to its previous condition as soon as reasonably possible, but, in any event, prior to the Closing

Date. If Seller is unable to do so, without fault and notwithstanding Seller's diligent, good faith efforts, Purchaser shall have the option to either (x) terminate this Agreement by delivering written notice of termination to Seller on or prior to the Closing Date, in which case the Deposit will be released to Purchaser in accordance with Paragraph 7 hereof, or (y) proceed with the purchase of the Property, in which event at Closing Purchaser shall receive a credit against the Purchase Price in the amount of all insurance proceeds collected by Seller as a result of any such damage or destruction (or such proceeds shall be assigned to Purchaser if not then collected), plus any insurance deductibles applicable to such damage or destruction, less any monies actually expended by Seller to repair any damage.

     (b) Condemnation. If any part of the Property is condemned prior to Closing Date, Seller shall promptly give Purchaser written notice of such condemnation and Purchaser shall have the option of either applying the proceeds of any condemnation award on a pro rata basis to reduce the Purchase Price provided herein, or declaring this Agreement terminated by delivering written notice of termination to Seller within five (5) days of Purchaser's receipt of Seller's notice of condemnation, in which case the Deposit will be released to Purchaser in accordance with Paragraph 7 hereof.

15. Attorneys' Fees. Any signatory to this Agreement who is the prevailing party in any legal proceeding against any other signatory brought in connection with this Agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney fees, and all other litigation expenses, including deposition costs, travel and expert witness fees, from the non-prevailing party.

16. Notices. Any notice required or permitted to be given or delivered under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile. Such notice shall be deemed to have been given or delivered upon the date of actual receipt or delivery (or refusal to accept delivery), as evidenced by the notifying party's receipt of written or electronic confirmation of such delivery or refusal, if received by the party to be notified between the hours of 8 a.m. and 5 p.m. Pacific time on any business day, with delivery made after such hours to be deemed received on the following business day. For the purposes of notice, the addresses of the parties shall be as follows:

Purchaser:        Maxus Realty Trust, Inc.
                  104 Armour Road
                  North Kansas City, MO 64106
                  Attn:  Erik H. Lund
                  Phone:  (816) 303-4500
                  Fax:  (816) 221-1829
Copies to:        Robert B. Thomson
                  4324 Belleview, Suite 201
                  Kansas City, MO 64111
                  Phone:  (816) 421-2835
                  Fax:  (816) 531-6828

         Seller:           FF Park Lane Associates, L.P.
                           80 East Sir Francis Drake Boulevard, Suite 3B

                           Larkspur, California 94939
                           Attn:  Patti Harrison
                           Phone:  (415) 925-3100 - Ext 20
                           Fax:  (415) 925-3440

         Copies to:        Nancy Mauriello, APC
                           80 East Sir Francis Drake Boulevard, Suite 3B
                           Larkspur, California 94939
                           Attn: Nancy Mauriello, Esq.
                           Phone:  (415) 925-2150
                           Fax:  (415) 925-2152

or such other address as either party may from time to time specify in writing delivered to the other in accordance with this Paragraph 16.

17. Integration. This Agreement contains the complete agreement between the parties and cannot be varied except by the written agreement of the parties. The parties agree that there are no oral agreements, understandings, representations or warranties that are not expressly set forth herein.

18.  Binding  Effect.  This  Agreement  shall be  binding  upon and inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
representatives, successors and assigns where permitted by this Agreement.

19. Assignment. Purchaser may assign this Agreement and all rights hereunder on prior written notice delivered to the Seller no later than one (1) week prior to the Closing Date. Any such assignment shall not relieve Purchaser of any liability under this Agreement from and after such assignment.

20. 1031 Exchange. Seller and/or Purchaser may wish to effect an exchange qualifying as a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986 (a "1031 Exchange"), and if either party, at its option, shall elect to undertake a 1031 Exchange, the following terms shall apply:

     (a) The exchanging party, at its option, may assign its rights in, and delegate its duties (in part or in whole) under, this Agreement, as well as the transfer of its interest in the Property, to a qualified intermediary selected by such party ("Accommodator") in a manner consistent with the provisions of Treasury Regulations Section 1.1031(k)-1(g)(4), and the exchanging party may add the Accommodator as an additional party to the escrow hereunder;

     (b) Accommodator shall have no liability to the non-exchanging party, and the non-exchanging party shall release Accommodator from any claims by the non-exchanging party in connection with the 1031 Exchange;

     (c) The non-exchanging party agrees to reasonably cooperate with the exchanging party in connection with the 1031 Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) therefor;

     (d) The non-exchanging party shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to the other party's relinquished or replacement property, as applicable, in the 1031 Exchange;

     (e) The exchanging party's obligation to sell or purchase the Property, as applicable, pursuant to this Agreement shall not be contingent or otherwise subject to the consummation of the 1031 Exchange;

     (f) The Close of Escrow shall timely occur in accordance with the terms of this Agreement and shall not be altered notwithstanding any failure, for any reason, of the consummation of the 1031 Exchange;

     (g) The non-exchanging party shall have no responsibility or liability on account of the 1031 Exchange to any third party involved in the 1031 Exchange;

     (h) The non-exchanging party shall not be required to make any representations or warranties, nor assume any obligations, nor spend any funds, in connection with the 1031 Exchange, other than such party's attorneys' fees in connection with the review and approval of customary documentation and settlement statements in connection with the 1031 Exchange as it relates to the Property;

     (i) All representations, warranties, covenants and indemnification obligations of the parties to one another, whether set forth in this Agreement or otherwise existing at law or at equity, shall not be affected by the 1031 Exchange; and

     (j) The exchanging party shall indemnify, protect, defend and hold the non-exchanging party harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys' fees and costs except as provided in (h) above, incurred by the non-exchanging party in connection with any third party claims which may arise as a result of or in connection with the 1031 Exchange.

21. Governing Law. This Agreement shall be construed under and in accordance with the laws of the state in which the Property is located.

22. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23. Exhibits. All exhibits attached hereto are incorporated herein by this reference.

24.  Time. Time is of the essence.

25. Date of Performance. If the date for performance of any act under this Agreement falls on a Saturday, Sunday or federal holiday, the date for such performance shall automatically be extended to the first succeeding business day that is not a Saturday, Sunday or federal holiday.

26. Legally Binding. This is intended to be a legally binding agreement. This Agreement constitutes the entire agreement between the parties and their real estate agents, there being no oral contracts, representations, conditions, or warranties, express or implied, in addition to this Agreement.

27. Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants and conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Purchaser or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.

28. Lead-Based Paint Disclosure. If the Improvements or any part thereof were built prior to 1978, the "Lead-Based Paint Disclosure Addendum to Purchase Agreement" attached hereto as Exhibit H is incorporated herein by this reference and shall be completed by Seller and Purchaser.

29.  Intentionally Omitted.

30. Confidentiality. Seller and Purchaser agree to keep the terms of this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter hereof without the prior written consent of the other party.

31. Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

32. Counterparts. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executed at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

33. Brokers. Seller shall pay a broker's fee in the amount of two percent (2.00%) of the Purchase Price to Cushman & Wakefield by separate agreement. Other than as set forth in this Paragraph 33, Seller and Purchaser each represent and warrant to the other that no other real estate brokerage commission is payable to any persons or entities in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or organization claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the
Closing. This Paragraph 33 shall expressly survive any Closing or any termination of this Agreement.

34. Waiver of Trial by Jury. Purchaser and Seller, to the extent they may legally do so, hereby expressly waive any and all right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, incidental to, the dealing of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this paragraph with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.


                     [signatures commence on following page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                  EXECUTED by Purchaser on June 14, 2005.
                                           -------

                                            PURCHASER:
                                            Maxus Realty Trust, Inc.,
                                            a Missouri corporation


                                            By: /s/ John W. Alvey
                                                --------------------------------
                                                Name:  John W. Alvey
                                                       -------------------------
                                                Title: V.P.
                                                       -------------------------

                  EXECUTED by Seller on May 27, 2005
                                        ------

                                            SELLER:
                                            FF Park Lane Associates, L.P.,
                                            a Texas limited partnership
                                            By its General Partner:
                                            GAF Park Lane, Inc.
                                            a Texas corporation


                                            By: /s/ Gregory A. Fowler
                                               ---------------------------------
                                                 Gregory A. Fowler, President

                        RECEIPT OF DEPOSIT ACKNOWLEDGMENT
                        ---------------------------------

     Title Company acknowledges receipt of the earnest money Initial Deposit in the amount of $50,000.00 and in the form of a check on this 17th day of June, 2005

                                    CHICAGO TITLE INSURANCE COMPANY


                                    By: /s/ Shannon Bright
                                       -----------------------------------------
                                    Name:   Shannon Bright
                                            ------------------------------------
                                    Title:  Escrow Officer
                                            ------------------------------------

                         ESCROW HOLDER'S ACKNOWLEDGMENT
                         ------------------------------

     The undersigned hereby executes this Agreement to evidence its contract to act as Escrow Holder in accordance with the terms of this Agreement.

Date: June 17, 2005                  CHICAGO TITLE INSURANCE COMPANY
          ----


                                     By: /s/ Shannon Bright
                                        ----------------------------------------
                                    Name:   Shannon Bright
                                            ------------------------------------
                                    Title:  Escrow Officer
                                            ------------------------------------

                             BROKER'S ACKNOWLEDGMENT


                  Broker, or Broker's Agent, has executed this Agreement for the purpose of evidencing its contract to the terms of Paragraph 33 of this Agreement. No consent by Broker shall be required to amend any other term of this Agreement.

Date: May     , 2005
         ----


                                    BROKER: Cushman & Wakefield


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

[EXHIBITS AND SCHEDULES HAVE BEEN OMITTED, BUT ARE AVAILABLE UPON WRITTEN REQUEST TO MAXUS REALTY TRUST, INC.]